[TEXTRON FINANCIAL CORPORATION LETTERHEAD]

Robert E. Mead, Chief Executive Officer
Silverleaf Resorts, Inc.
1221 Riverbend Drive, Suite 105
Dallas, TX 75221

January 31, 2006

Re:
Amended and Restated Loan and Security Agreement (Inventory Loan) dated as of March 5, 2004, by and between Textron Financial Corporation (“TFC”) and Silverleaf Resorts, Inc. (“Silverleaf’) (the “Original Loan Agreement”), as amended by the First Amendment to Amended and Restated Loan and Security Agreement (Inventory Loan) dated as of February 28, 2005 (the “First Amendment”), and the Second Amendment to Amended and Restated Loan and Security Agreement (Inventory Loan) dated as of October 26, 2005 (the “Second Amendment”) (the Original Loan Agreement, as amended by the First Amendment and the Second Amendment, the “Inventory Loan Agreement”)

Dear Bob:

Reference is hereby made to the Inventory Loan Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Inventory Loan Agreement.

This letter shall confirm that the Inventory Loan Agreement is hereby modified in part, effective as of the date hereof, as follows:

1.	Section 7.1(h)(ix) - Weekly Financial Reports. Section 7,1(h)(ix) is hereby deleted in its entirety.

2.
Section 7.2(k) - Modifications of Holler Documents, DZ Documents, Bond Holder Exchange Documents, Sovereign Documents, Silverleaf Finance II Documents and Other Debt Instruments. Section 7.2(k) is hereby amended in its entirety and replaced with the following new Section 7.2(k):

“(k) Modification of Other Documents. Borrower shall not amend or modify the Standby Servicing Agreement, without the prior written consent of Lender, which consent shall not be unreasonably withheld.”

3.	Section 7.2(I) - Compensation of Senior Management. Section 7.2(I) is hereby deleted in its entirety.

4.	Sec(ion 7.2(m) - No New Construction. Section 7.2(m) is hereby deleted in its entirety.

Robert E. Mead, Chief Executive Officer
January__,2006

5.	Section 7.3 - Operation of Borrower’s Business. Section 7.3 is hereby deleted in its entirety.

This Letter Amendment (“Letter Amendment”) may be executed in two or more counterparts, all of which together shall be considered a single instrument. Delivery of an executed counterpart of a signature page to this Letter Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Letter Amendment.

Except as expressly set forth herein, this Letter Amendment does not constitute a waiver of any term or condition of the Loan, and the Inventory Loan Agreement and the Loan Documents shall remain unmodified and in full force and effect.

Please confirm your acknowledgement of and agreement with the terms of this Letter Amendment by signing in the appropriate space below and returning an original of this Letter Agreement to the undersigned by February 15, 2006.

Very truly yours, TEXTRON FINANCIAL CORPORATION, a Delaware corporation

/S/ JOHN D’ANNIBALE
By: John D’Annibale
Its: V.P.

The undersigned party acknowledges its agreement with the terms and conditions of this Letter Amendment.

SILVERLEAF RESORTS, INC.

/S/ HARRY J. WHITE, JR.
By: Harry J. White, Jr.
Its: Chief Financial Officer